Exhibit 99.1

Rubicon Reports Fourth Quarter and Full Year 2022 Financial Results

Full year 2022 Adjusted Gross Profit grew to $53.3 million, 14% higher compared to 2021. The Company expects to achieve positive Adjusted EBITDA for Q4 2023.

New York, NY (March 8, 2022) – Rubicon Technologies, Inc. (“Rubicon” or the “Company”) (NYSE: RBT), a leading digital marketplace for waste and recycling and provider of innovative software-based products for businesses and governments worldwide, today reported financial and operational results for the fourth quarter and full year of 2022.

Fourth Quarter 2022 Financial Highlights

●	Revenue was $166.0 million, 2% higher compared to $163.3 million in the fourth quarter of 2021.
●	Gross Profit was $6.8 million, 17% higher compared $5.8 million in the fourth quarter of 2021.
●	Adjusted Gross Profit was $13.4 million, which is roughly flat to the fourth quarter of 2021.
●	Net loss was $18.0 million versus a loss of $30.3 million in the fourth quarter of 2021.
●	Adjusted EBITDA was negative $17.6 million versus negative $19.5 million in the fourth quarter of 2021.

Full Year 2022 Financial Highlights

●	Revenue was $675.4 million, which was 16% higher compared to $583.1 million the full year 2021.
●	Gross Profit was $25.0 million for the full year 2022, an increase of 17% compared to $21.4 million generated in 2021.
●	Adjusted Gross Profit was $53.3 million in 2022, an increase of 14% compared to the $46.9 million generated in 2021.
●	Net loss for the full year 2022 was $281.8 million versus a loss of $73.2 million for the full year 2021.
●	Adjusted EBITDA for the full year 2022 was a negative $74.3 million, compared to negative $57.7 million in 2021.

Operational and Business Highlights

●	Rubicon made substantial progress on the ‘Bridge to Profitability’ plan during the quarter. This plan seeks to increase financial flexibility, curtail lower-ROI investments, achieve cost reductions, and increase profitability. The Company expects to generate positive Adjusted EBITDA for the fourth quarter 2023.
●	Rubicon raised over $39 million of net funded capital and successfully extended certain debt maturities, with the earliest maturities now due at the end of this year. The Company also upsized its revolving credit facility.
●	In the fourth quarter, Rubicon signed a two-year extension and expansion of its contract with Walmart, which has been a flagship customer since 2013.
●	Also in Q4 2022, Rubicon secured a three-year extension with Sweetgreen, the mission-driven restaurant brand which seeks to serve healthy food at scale. The partnership is enabling Rubicon to continue to expand Sweetgreen’s waste diversion efforts and provide enhanced account management as its lead partner for waste, recycling, and composting services.
●	In February, Rubicon established a multi-year channel sales partnership with Bartec, for the license of Rubicon’s products across the UK, furthering progress in the Company’s global expansion.
●	In March, Rubicon announced significant growth within its RUBICONSmartCity business, adding 11 new customers in Q4 2022 including the cities of Rochester, NY; Manchester, NH: Surprise, AZ; and Rockville, MD. These cities chose RUBICONSmartCity to help them save money and run more efficient and effective solid waste collection operations.

“We are very proud of our achievements to date and are excited to begin our journey as a publicly traded company. It is a testament to the dedication and diligence of our team that we have already demonstrated significant progress against the goals we set out during our Q3 2022 earnings call,” said Phil Rodoni, CEO of Rubicon. “We believe we have built the definitive platform for eliminating waste which enables us to provide a differentiated service offering to our customers. Our core business is strong, and we are focused on accelerating the Company’s progress to profitability while driving Rubicon’s next phase of growth.”

Fourth-Quarter Review

In the fourth quarter, Revenue totaled $166.0 million, an increase of $2.7 million or 2% from $163.3 million in the fourth quarter of 2021. This growth was driven primarily by increased service with both new and existing customers across business lines.

Gross Profit in the fourth quarter was $6.8 million, 17% higher compared $5.8 million in the fourth quarter of 2021. The growth in Gross Profit was driven primarily by increased service with both new and existing customers across business lines.

In the fourth quarter, Adjusted Gross Profit was $13.4 million, a decrease of $0.1 million or 1% compared to $13.5 million generated in the fourth quarter 2021. This decline was driven by one-time customer expenses but was largely offset by stronger performance in the SaaS product lines.

Net loss was $18.0 million in the fourth quarter, an improvement of $12.3 million compared to $30.3 million in the fourth quarter of 2021. Impacts from increased revenue and decrease in general and administrative expenses as a result of a $10.4 million gain on the settlement of certain management bonuses contributed to the result in the fourth quarter of 2022.

In the fourth quarter, Adjusted EBITDA was negative $17.6 million compared to negative $19.5 million in the fourth quarter of 2021. Impacts from the Company’s merger with Founder SPAC (the “Mergers”) and strategic shift contributed to the result in the fourth quarter of 2022.

Full-Year 2022 Review

Revenue for the full year 2022 totaled $675.4 million, which was $92.3 million or 16% higher compared to the full year 2021. This revenue growth was driven by volume growth in the Company’s core business.

Gross Profit in 2022 totaled $25.0 million, which was $3.6 million or 17% higher compared to $21.4 million in 2021. The growth in Gross Profit was driven primarily by continued expansion within the Company’s existing customer base, as well as the addition of new customers.

In 2022, Adjusted Gross Profit totaled $53.3 million, an increase $6.4 million or 14% compared to $46.9 million generated in 2021. This growth was driven primarily by continued expansion within the Company’s existing customer base, as well as the addition of new customers.

Net losses totaled $281.8 million in 2022, compared to net losses of $73.2 million in 2021. Impacts from nonrecurring expenses in connection with the Mergers, including management bonus payments and equity compensation costs, contributed to the annual result in 2022.

Adjusted EBITDA totaled a negative $74.3 million compared to negative $57.7 in 2021. Impacts from the Mergers and strategic shift as well as a software expense increase related to our license and strategic partnership agreement with Palantir contributed to the lower result in 2022.

Strategic Progress

To address cash needs and increase working capital, the Company is currently in discussions with financing sources to potentially raise new equity and recapitalize debt prior to its maturity. In parallel, management is implementing additional measures to further reduce spending and extend cash availability. Though there is no guarantee the Company will be able to successfully implement any or all of its current plans, these initiatives are intended to increase financial flexibility and push out debt maturities with the ultimate goal of realizing greater shareholder value by improving Rubicon’s financial position and future liquidity.

Rubicon is aiming to accelerate its progress to profitability, investing in its leading digital marketplace and suite of products, and further developing the strategic vision and execution plan for Rubicon’s next phase of growth. Rubicon has increased focus on operational efficiencies and working to accelerate cost reduction measures across the organization, with a goal of thoughtfully and diligently optimizing margins across the portfolio. The Company will share additional information on its “bridge to profitability” plan in the coming quarters as we continue to develop our plans.

Management Announcement

On February 21, 2023, Rubicon announced that the Company’s President, Kevin Schubert, had been appointed Chief Financial Officer. Schubert had served as Rubicon’s Chief Development Officer since August 2022, until the time of his appointment as President in October 2022. Schubert now oversees Rubicon’s end-to-end financial operations and is working to further develop the financial infrastructure, teams, and processes to enable the Company to meet its strategic goals, including the acceleration of the Company’s progress to profitability. In addition, Schubert also oversees Rubicon’s legal function. Schubert brings a wealth of finance, legal, and corporate development experience to his roles as President and Chief Financial Officer. Prior to Rubicon, Schubert held senior executive and advisory roles with multiple public companies, including Red Rock Resorts Inc., the Las Vegas Sands Corp, and he recently held the role of Chief Financial Officer for Ocean Park Group, an early stage company focused on experiential hospitality.

Webcast Information

The Rubicon Technologies management team will host a conference call to discuss its fourth quarter and full year 2022 financial results this afternoon, Wednesday, March 8, 2023, at 5pm ET. The call can also be accessed live via telephone by dialing (888) 660-6863 or for international callers (929) 203-2112, and referencing Rubicon Technologies. Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event. The live webcast of the conference will also be available at https://investors.rubicon.com/events-presentations/default.aspx, on the Events and Presentations page on the Investor Relations section of Rubicon’s website..

About Rubicon

Rubicon Technologies, Inc. (NYSE: RBT) is a digital marketplace for waste and recycling, and provider of innovative software-based products for businesses and governments worldwide. Striving to create a new industry standard by using technology to drive environmental innovation, the Company helps turn businesses into more sustainable enterprises, and neighborhoods into greener and smarter places to live and work. Rubicon’s mission is to end waste. It helps its partners find economic value in their waste streams and confidently execute on their sustainability goals. To learn more, visit www.Rubicon.com.

Non-GAAP Financial Measures

This earnings release contains “non-GAAP financial measures,” including Adjusted Gross Profit, Adjusted Gross Profit Margin and Adjusted EBITDA, which are supplemental financial measures that are not calculated or presented in accordance with generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies. Definitions of these non-GAAP financial measures, including explanations of the ways in which Rubicon’s management uses these non-GAAP measures to evaluate its business, the substantive reasons why Rubicon’s management believes that these non-GAAP measures provide useful information to investors and limitations associated with the use of these non-GAAP measures, are included under “Use of Non-GAAP Financial Measures” after the tables below. In addition, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included under “Reconciliations of Non-GAAP Financial Measures” after the tables below.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon current expectations, estimates, projections, and assumptions that, while considered reasonable by Rubicon and its management, are inherently uncertain; factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the outcome of any legal proceedings that may be instituted against Rubicon or others following the closing of the Mergers; 2) Rubicon’s ability to meet the NYSE’s listing standards following the consummation of the Mergers; 3) the risk that the Mergers disrupt current plans and operations of Rubicon as a result of consummation of the Mergers; 4) the ability to recognize the anticipated benefits of the Mergers, which may be affected by, among other things, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 5) costs related to the Mergers; 6) changes in applicable laws or regulations; 7) the possibility that Rubicon may be adversely affected by other economic, business and/or competitive factors, including the impacts of the COVID-19 pandemic, geopolitical conflicts, such as the conflict between Russia and Ukraine, the effects of inflation and potential recessionary conditions; 8) Rubicon’s execution of anticipated operational efficiency initiatives and cost reduction measures; and 9) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Registration Statement on Form S-1, as amended, filed with the SEC, and other documents Rubicon has filed, with the SEC. Although Rubicon believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks that Rubicon presently does not know of or that Rubicon currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements, many of which are beyond Rubicon’s control. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Rubicon does not undertake, and expressly disclaims, any duty to update these forward-looking statements, except as otherwise required by applicable law.

Investor Contact:

Sioban Hickie, ICR, Inc.

rubiconIR@icrinc.com

Media Contact:

Dan Sampson

Chief Marketing & Corporate Communications Officer

dan.sampson@rubicon.com

RubiconPR@icrinc.com

RUBICON TECHNOLOGIES, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue:
Service	$152,054	$135,400	$589,810	$500,911
Recyclable commodity	13,938	27,887	85,578	82,139
Total revenue	165,992	163,287	675,388	583,050
Costs and Expenses:
Cost of revenue (exclusive of amortization and depreciation):
Service	146,378	130,354	569,750	481,642
Recyclable commodity	12,227	25,931	78,083	77,030
Total cost of revenue (exclusive of amortization and depreciation)	158,595	156,285	647,833	558,672
Sales and marketing	2,841	3,853	16,177	14,457
Product development	9,114	9,135	37,450	22,485
General and administrative	8,973	17,947	221,493	52,915
Amortization and depreciation	1,392	2,170	5,723	7,128
Total Costs and Expenses	180,915	189,390	928,676	655,657
Loss from Operations	(14,923)	(26,103)	(253,288)	(72,607)

Other Income (Expense):
Interest earned	1	-	2	2
Gain on forgiveness of debt	-	-	-	10,900
Loss on change in fair value of warrant liabilities	(1,340)	(606)	(1,777)	(606)
Gain on change in fair value of earn-out liabilities	1,400	-	68,500	-
Loss on change in fair value of derivatives	4,279	-	(72,641)	-
Excess fair value over the consideration received for SAFE	-	-	(800)	-
Excess fair value over the consideration received for pre-funded warrant	(14,000)	-	(14,000)	-
Gain on services fee settlements in connection with the Mergers	12,126	-	12,126	-
Other expense	(960)	(325)	(2,954)	(1,055)
Interest expense	(4,600)	(3,994)	(16,863)	(11,455)
Total Other Income (Expense)	(3,094)	(4,925)	(28,407)	(2,214
Loss Before Income Taxes	(18,017)	(31,028)	(281,695)	(74,821)

Income tax expense (benefit)	16	(709)	76	(1,670)
Net Loss	(18,033)	(30,319)	(281,771)	(73,151)
Net loss attributable to Holdings LLC unitholders prior to the Mergers	-	(30,319)	(228,997)	(73,151)
Net loss attributable to noncontrolling interests	(5,688)	-	(22,621)	-
Net Loss Attributable to Class A Common Stockholders	$(12,345)	$-	$(30,153)	$-

Loss per share - for the period from August 15, 2022 through December 31, 2022:
Net loss per Class A Common share – basic and diluted				$(0.60)
Weighted average shares outstanding, basic and diluted				49,885,394

Loss per share - for the three months ended December 31, 2022:
Net loss per Class A Common share – basic and diluted				$(0.24)
Weighted average shares outstanding, basic and diluted				50,494,877

As a result of the Mergers with Founder SPAC consummated on August 15, 2022 (the “Closing Date”), the capital structure has changed and loss per share information is only presented for the period after the Closing Date of the Mergers.

RUBICON TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$10,079	$10,617
Accounts receivable, net	65,923	42,660
Contract assets	55,184	56,984
Prepaid expenses	10,466	6,227
Other current assets	2,109	1,769
Related-party notes receivable	7,020	-
Total Current Assets	150,781	118,257

Property and equipment, net	2,644	2,611
Operating right-of-use assets	2,827	3,920
Other noncurrent assets	4,764	4,558
Goodwill	32,132	32,132
Intangible assets, net	10,881	14,163
Total Assets	$204,029	$175,641

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY / MEMBERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$75,113	$47,531
Line of credit	51,823	29,916
Accrued expenses	108,002	65,538
Deferred compensation	-	8,321
Contract liabilities	5,888	4,603
Operating lease liabilities, current	1,880	1,675
Warrant liabilities	20,890	1,380
Debt obligations, net of debt issuance costs	23,415	22,666
Total Current Liabilities	287,011	181,630

Long-Term Liabilities:
Deferred income taxes	217	178
Operating lease liabilities, noncurrent	1,826	3,770
Debt obligations, net of debt issuance costs	49,814	51,000
Related-party debt obligations, net of debt issuance costs	10,597	-
Derivative liabilities	826	-
Earn-out liabilities	5,600	-
Other long-term liabilities	2,590	367
Total Long-Term Liabilities	71,470	55,315
Total Liabilities	358,481	236,945

Commitments and Contingencies

Stockholders’ (Deficit) Equity/Members’ (Deficit) Equity:
Common stock – Class A, par value of $0.0001 per share, 690,000,000 shares authorized, 55,886,692 shares issued and outstanding as of December 31, 2022	6	-
Common stock – Class V, par value of $0.0001 per share, 275,000,000 shares authorized, 115,463,646 shares issued and outstanding as of December 31, 2022	12	-
Preferred stock – par value of $0.0001 per share, 10,000,000 shares authorized, 0 issued and outstanding as of December 31, 2022	-	-
Additional paid-in capital	34,658	-
Members’ deficit	-	(61,304)
Accumulated deficit	(337,875)	-
Total stockholders’ deficit attributable to Rubicon Technologies, Inc.	(303,199)	-
Noncontrolling interests	148,747	-
Total Stockholders’ Deficit /Members’ Deficit	(154,452)	(61,304)
Total Liabilities and Stockholders’ (Deficit) Equity/ Members’ (Deficit) Equity	$204,029	$175,641

RUBICON TECHNOLOGIES, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	2022	2021
Cash flows from operating activities:
Net loss	$(281,771)	$(73,151)
Adjustments to reconcile net loss to net cash flows from operating activities:
Loss on disposal of property and equipment	44	-
Amortization and depreciation	5,723	7,128
Amortization of debt issuance costs	3,490	1,563
Paid-in-kind interest capitalized to principal of related-party debt obligations	30	-
Bad debt reserve	(2,631)	4,926
Loss on change in fair value of warrant labilities	1,777	606
Loss on change in fair value of derivatives	72,641	-
Gain on change in fair value of earn-out liabilities	(68,500)	-
Excess fair value over the consideration received for SAFE	800	-
Excess fair value over the consideration received for pre-funded warrant	14,000	-
Loss on SEPA commitment fee settled in Class A Common Stock	892	-
Equity-based compensation	94,204	543
Phantom unit expense	6,783	7,242
Gain on forgiveness of debt	-	(10,900)
Gain on service fee settlement in connection with the Mergers	(12,126)	-
Deferred income tax benefit	39	(1,720)
Change in operating assets and liabilities:
Accounts receivable	(20,632)	(2,567)
Contract assets	1,800	(13,627)
Prepaid expenses	(4,421)	(2,470)
Other current assets	(472)	117
Operating right-of-use assets	1,093	(36)
Other noncurrent assets	(180)	(89)
Accounts payable	27,582	5,616
Accrued expenses	29,030	16,670
Contract liabilities	1,285	610
Operating lease liabilities	(1,739)	(522)
Other liabilities	223	200
Net cash flows from operating activities	(131,036)	(59,861)

Cash flows from investing activities:
Property and equipment purchases	(1,406)	(1,971)
Forward purchase option derivative purchase	(68,715)	-
Settlement of forward purchase option derivative	(6,000)	-
Intangible asset purchases	-	(2,031)
Net cash flows from investing activities	(76,121)	(4,002)

Cash flows from financing activities:
Net borrowings on line of credit	21,907	543
Proceeds from debt obligations	7,000	42,254
Repayments of debt obligations	(6,000)	(3,000)
Proceeds from related party debt obligations	3,510	-
Financing costs paid	(4,021)	(2,771)
Proceeds from warrant exercise	-	32,490
Proceeds from SAFE	8,000	-
Proceeds from pre-funded warrant	6,000	-
Payments for loan commitment asset	(1,447)	-
Payments of deferred offering costs	-	(1,057)
Proceeds from the Mergers	196,778	-
Equity issuance costs	(25,108)	-
Net cash flows from financing activities	206,619	68,459

Net change in cash and cash equivalents	(538)	4,596
Cash, beginning of year	10,617	6,021
Cash, end of year	$10,079	$10,617

Supplemental disclosure of cash flow information:
Cash paid for interest	$12,234	$8,366

Supplemental disclosures of non-cash investing and financing activities:
Exchange of warrant liability for Class A and Class V Common Stock	$3,311	$-
Conversion of SAFE for Class B Units	$8,800	$-
Establishment of earn-out liabilities	$74,100	$-
Equity issuance costs accrued but not paid	$13,433	$-
Equity issuance costs settled with Class A Common Stock	$17,000	$-
Fair value of warrants issued as debt discount	$-	$773
Fair value of warrants issued for debt issuance cost	$430	$-
Fair value of warrants issued for loan commitment asset	$615	$-
Cost accrued for settlement of forward purchase option derivative but not paid	$2,000	$-

Use of Non-GAAP Financial Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin

Adjusted Gross Profit and Adjusted Gross Profit Margin are considered non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission (the “SEC”) because they exclude, respectively, certain amounts included in Gross Profit and Gross Profit Margin calculated in accordance with GAAP. Specifically, the Company calculates Adjusted Gross Profit by adding back amortization and depreciation for revenue generating activities and platform support costs to GAAP Gross Profit, the most comparable GAAP measure. Adjusted Gross Profit Margin is calculated as Adjusted Gross Profit divided by total GAAP revenue. Rubicon believes presenting Adjusted Gross Profit and Adjusted Gross Profit Margin is useful to investors because they show the progress in scaling Rubicon’s digital platform by quantifying the markup and margin Rubicon charges its customers that are incremental to its marketplace vendor costs. These measures demonstrate this progress because changes in these measures are driven primarily by Rubicon’s ability to optimize services for its customers, improve its hauling and recycling partners’ efficiency and achieve economies of scale on both sides of the marketplace. Rubicon’s management team uses these non-GAAP measures as one of the means to evaluate the profitability of Rubicon’s customer accounts, exclusive of certain costs that are generally fixed in nature, and to assess how successful Rubicon is in achieving its pricing strategies. However, it is important to note that other companies, including companies in our industry, may calculate and use these measures differently or not at all, which may reduce their usefulness as a comparative measure. Further, these measures should not be read in isolation from or without reference to our results prepared in accordance with GAAP.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the rules of the SEC because it excludes certain amounts included in net loss calculated in accordance with GAAP. Specifically, the Company calculates Adjusted EBITDA by GAAP net loss adjusted to exclude interest expense and income, income tax expense and benefit, amortization and depreciation, equity-based compensation, phantom unit expense, gain or loss on change in fair value of warrant liabilities, gain or loss on change in fair value of earn-out liabilities, gain or loss on change in fair value of forward purchase option derivative, excess fair value over the consideration received for SAFE, other non-operating income and expenses, and unique non-recurring income and expenses.

The Company has included Adjusted EBITDA because it is a key measure used by Rubicon’s management team to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. Further, the Company believes Adjusted EBITDA is helpful in highlighting trends in Rubicon’s operating results because it allows for more consistent comparisons of financial performance between periods by excluding gains and losses that are non-operational in nature or outside the control of management, as well as items that may differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Rubicon operates and capital investments. Adjusted EBITDA is also often used by analysts, investors and other interested parties in evaluating and comparing Rubicon’s results to other companies within the industry. Accordingly, the Company believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating its operating results in the same manner as Rubicon’s management team and board of directors.

Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of net loss or other results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay taxes;

●	although amortization and depreciation are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which the Company may make adjustments in historical periods; and

●	other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Reconciliations of Non-GAAP Financial Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin

The following table presents reconciliations of Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP financial measures for each of the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands, except percentages)
Total revenue	$165,992	$163,287	$675,388	$583,050
Less: total cost of revenue (exclusive of amortization and depreciation)	158,595	156,285	647,833	558,672
Less: amortization and depreciation for revenue generating activities	631	1,193	2,520	2,947
Gross profit	$6,766	$5,809	$25,035	$21,431
Gross profit margin	4.1%	3.6%	3.7%	3.7%

Gross profit	$6,766	$5,809	$25,035	$21,431
Add: amortization and depreciation for revenue generating activities	631	1,193	2,520	2,947
Add: platform support costs	6,005	6,528	25,766	22,556
Adjusted gross profit	$13,402	$13,530	$53,321	$46,934
Adjusted gross profit margin	8.1%	8.3%	7.9%	8.0%

Amortization and depreciation for revenue generating activities	$631	$1,193	$2,520	$2,947
Amortization and depreciation for sales, marketing, general and administrative activities	761	977	3,203	4,181
Total amortization and depreciation	$1,392	$2,170	$5,723	$7,128

Platform support costs(1)	$6,005	$6,528	$25,766	$22,556
Marketplace vendor costs(2)	152,590	149,757	622,067	536,116
Total cost of revenue (exclusive of amortization and depreciation)	$158,595	$156,285	$647,833	$558,672

(1)	Platform support costs are defined as costs to operate the Company’s revenue generating platforms that do not directly correlate with volume of sales transactions procured through Rubicon’s digital marketplace. Such costs include employee costs, data costs, platform hosting costs and other overhead costs.
(2)	Marketplace vendor costs are defined as direct costs charged by the Company’s hauling and recycling partners for services procured through Rubicon’s digital marketplace.

Adjusted EBITDA

The following table presents reconciliations of Adjusted EBITDA to the most directly comparable GAAP financial measure for each of the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Net loss	$(18,033)	$(30,319)	$(281,771)	$(73,151)
Adjustments:
Interest expense	4,600	3,994	16,863	11,455
Interest earned	(1)	-	(2)	(2)
Income tax expense (benefit)	16	(709)	76	(1,670)
Amortization and depreciation	1,392	2,170	5,723	7,128
Equity-based compensation	5,659	57	94,204	543
Phantom unit expense	-	4,335	6,783	7,242
Deferred compensation expense	(1,250)	-	-	-
(Gain) Loss on change in fair value of warrant liabilities	1,340	606	1,777	606
Gain on change in fair value of earn-out liabilities	(1,400)	-	(68,500)	-
Loss on change in fair value of derivatives	(4,279)	-	72,641	-
Executive severance charges	1,952	-	1,952	-
Gain on settlement of Management Rollover Bonuses	(10,415)	-	(10,415)
Excess fair value over the consideration received for SAFE	-	-	800	-
Excess fair value over the consideration received for pre-funded warrant	14,000	-	14,000	-
Gain on service fee settlements in connection with the Mergers	(12,126)	-	(12,126)	-
Nonrecurring merger transaction expenses(3)	-	-	80,712	-
Other expenses(4)	960	325	2,954	1,055
Gain on forgiveness of debt	-	-	-	(10,900)
Adjusted EBITDA	$(17,585)	$(19,541)	$(74,329)	$(57,694)

(3)	Nonrecurring merger transaction expenses primarily consist of management bonus payments and related accruals in connection with the Mergers.
(4)	Other expenses primarily consist of foreign currency exchange gains and losses, taxes, penalties, fees for certain financing arrangements, and gains and losses on sale of property and equipment.